Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March 6, 2017, with respect to the consolidated financial statements of RidgeWorth Holdings LLC included in the Current Report on Form 8-K/A of Virtus Investment Partners, Inc. (the “Company”) dated August 11, 2017, filed with the Securities and Exchange Commission, and to the incorporation by reference of such report in the Company’s Registration Statements on Form S-3 (No. 333-215278) and Form S-8 (333-212050).

We consent to the use of our reports dated December 16, 2016 with respect to the consolidated financial statements of RidgeWorth Holdings LLC and RidgeWorth Capital Management LLC incorporated by reference in the Current Report on Form 8-K/A of the Company dated August 11, 2017, filed with the Securities and Exchange Commission, and to the incorporation by reference of such reports in the Company’s Registration Statements on Form S-3 (No. 333-215278) and Form S-8 (333-212050).

/s/ Ernst & Young LLP

Atlanta, Georgia

August 8, 2017